UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): October 7, 1999

                               -------------------

                             AMERICAN STANDARD INC.
             (Exact name of registrant as specified in its charter)



  Delaware                             1-470                      25-0900465
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
 incorporation or organization)                             Identification No.)


One Centennial Avenue, P.O. Box 6820, Piscataway, NJ               08855-6820
(Address of principal executive offices)                           (Zip Code)

Registrant's Telephone Number, including area code:            (732) 980-6000

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ITEM 5. OTHER EVENTS

(a)  Certain Corporate Matters.

On October 7, 1999, American Standard Companies Inc. (the "Company"), the owner of 100 percent of the voting securities of American Standard Inc., announced the election of Frederic M. Poses to become Chairman and Chief Executive Officer of the Company effective January 1, 2000 and as a Director of the Company effective immediately. Mr. Poses was elected to serve as a Class II Director, the term of which Class expires at the Company's Annual Meeting in May 2000.

In separate press releases, the Company also announced its decision to pursue the sale of the businesses comprising its Medical Systems Group and the election of Jared L. Cohon as a Director of the Company. Mr. Cohon was elected to serve as a Class III Director, the term of which Class expires at the Company's Annual Meeting in 2001.

The text of the Company's press releases containing the above-referenced announcements are filed as Exhibits to this Report and incorporated by reference herein.


     Information Concerning Forward-Looking Statements. Certain of the statements contained in this report are forward-looking statements. Forward-looking statements are made based upon management's good faith expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                          AMERICAN STANDARD INC.


                                                       By /s/ RICHARD A. KALAHER
                                                        Name: Richard A. Kalaher
                                      Title: Vice President, General Counsel and
                                                                       Secretary


DATE: October 13, 1999

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                                  EXHIBIT INDEX


Exhibit 99        (i)  Press  release  dated  October  7,  1999  related  to election of Frederic M. Poses as a Director and as Chairman and Chief Executive Officer.

                  (ii) Press  release  dated  October 7, 1999 related to sale of
                   Medical Systems Group.

                  (iii) Press  release dated October 7, 1999 related to election of Jared L. Cohon as a Director.

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